Exhibit 23.1

                       Consent of Independent Accountants

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 13, 2002 included in Repligen Corporation's Form 10-K for the year ended March 31, 2002 and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Boston, Massachusetts
May 20, 2002